UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 01, 2024

Phunware Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37862	30-1205798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1002 West Avenue
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 693-4199

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHUN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This amended Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Phunware, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on November 4, 2024 (the “Original Form 8-K”). This Amendment is being filed to disclose the effective date of the resignation of Troy Reisner, former Chief Financial Officer of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Original Form 8-K, on November 1, 2024, Troy Reisner notified Phunware, Inc. that he intends to step down as Chief Financial Officer of the Company. On December 31, 2024 the Company acknowledged and accepted Mr. Reisner’s resignation effective as of December 31, 2024. Mr. Reisner's departure from the Company was not due to any disagreement with respect to any matter relating to the Company’s operations, policies or practices or any issues regarding accounting or other financial policies or practices.

The Company has initiated a search for potential candidates to replace Mr. Reisner. Until the Company engages a replacement for Mr. Reisner, the Company’s Interim Chief Executive Officer, Stephen Chen, will work with the Company’s Vice President of Accounting and Financial Reporting, Brendhan Botkin, to assume the duties as principal financial officer and principal accounting officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phunware, Inc.

Date:	December 31, 2024	By:	/s/ Stephen Chen
Stephen Chen Interim Chief Executive Officer